                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              CONSOL ENERGY INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                               CONSOL ENERGY INC.

                                  Consol Plaza
                              1800 Washington Road
                         Pittsburgh, Pennsylvania 15241
                             Telephone 412.831.4000

                               ----------------

                        October 25, 2001 Annual Meeting

                               ----------------

Dear Shareholder:

   You are cordially invited to attend CONSOL Energy's 2001 Annual Meeting on Thursday, October 25, 2001, at 11 a.m., local time, at Citigroup Center, 153 53rd Street, 14th Floor, New York, New York.

   The enclosed Notice of Annual Meeting and Proxy Statement describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of CONSOL Energy's business and an opportunity for you to express your views on subjects related to CONSOL Energy's operations.

   You may vote your shares by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you need assistance, please contact CONSOL Energy's Investor Relations Office. Our Annual Report to Shareholders accompanies these enclosures.

   The Annual Meeting gives us an opportunity to review results and discuss the steps taken to assure a strong performance in the future. We are committed to making CONSOL Energy a growing, profitable company that will generate increased shareholder value. We appreciate your ownership of CONSOL Energy Inc., and I hope you will be able to join us at this Annual Meeting.

                                     Sincerely,

                                          /s/ John L. Whitmire

                                     John L. Whitmire
                                     Chairman of the Board

                              CONSOL ENERGY INC.

                                 Consol Plaza
                             1800 Washington Road
                             Pittsburgh, PA 15241
                           Telephone (412) 831-4000

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON OCTOBER 25, 2001

                               ----------------

   Notice is hereby given that the Annual Meeting of the shareholders of CONSOL Energy Inc. will be held on October 25, 2001, at 11 a.m., local time, at Citigroup Center, 153 53rd Street, 14th Floor, New York, New York for the following purposes:

  1. To elect directors to hold office in accordance with the Bylaws of CONSOL Energy Inc.;

  2. To ratify the selection of Ernst & Young LLP as independent certified public accountants for the six-month period ending December 31, 2001 and for the fiscal year ending December 31, 2002; and

  3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on September 11, 2001, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

   If you do not expect to attend the Annual Meeting in person, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated. If you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

                                          D. L. Fassio
                                          /s/ D.L. Fassio

                                          Vice President and Secretary

  YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE BE SURE TO COMPLETE AND RETURN EACH PROXY.

                               CONSOL ENERGY INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                                              September 20, 2001

   The enclosed proxy is being solicited by the Board of Directors of CONSOL Energy Inc. ("CONSOL Energy" or "Corporation") to be voted at the Annual Meeting of Shareholders to be held on October 25, 2001, at 11 a.m. local time at Citigroup Center, 153 53rd Street, 14th Floor, New York, New York.

   The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Shareholders. Each Proposal is described in more detail in this Proxy Statement.

                        Voting and Revocation of Proxies

   The persons named as proxies on the accompanying proxy card have informed CONSOL Energy of their intention, if no contrary instructions are given, to vote the shares represented by such proxies in favor of the election as directors of CONSOL Energy of those persons nominated in this Proxy Statement to hold office in accordance with the Bylaws of CONSOL Energy; in favor of the ratification of the selection of Ernst & Young LLP as independent certified public accountants of CONSOL Energy for the six-month period ending December 31, 2001, and for the fiscal year ending December 31, 2002; and in accordance with their judgment on any other matters which may properly come before the Annual Meeting. The Board of Directors does not know of any business to be brought before the Annual Meeting other than is indicated in the Notice.

Annual Report

   CONSOL Energy's Annual Report on Form 10-K containing financial statements reflecting the financial position and results of operations for the fiscal year ended June 30, 2001, and CONSOL Energy's Annual Report to Shareholders is being mailed to shareholders together with this Proxy Statement.

Record Date and Vote Required for Approval

   The record date with respect to this solicitation is September 11, 2001. All holders of record of CONSOL Energy Inc. Common Stock as of the close of business on September 11, 2001 are entitled to vote at the Annual Meeting and any adjournment thereof. As of September 11, 2001 the Corporation had 78,696,630 shares of Common Stock outstanding. Each share of stock is entitled to one vote. A favorable vote of a majority of the shares of Common Stock voted in person or by proxy at the meeting is required for the approval of each of the proposals described in this Proxy Statement, assuming that a quorum is present. Abstentions and broker non-votes are not counted in the calculation of the vote, although they will be considered present for quorum purposes.

Revocation of Proxy

   A proxy may be revoked by a shareholder at any time prior to its being voted. If a proxy is properly executed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions from the shareholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors. Attendance at the meeting without a request to revoke a proxy will not effectively revoke a previously executed and delivered proxy.

   The proxy also serves as the voting instruction for the trustees who hold shares of record for participants in the CONSOL Energy Inc. Investment Plan for Salaried Employees. If proxies representing shares in this plan are not received by mail, those shares will be voted at the discretion of the trustees.

Proxy Solicitation

   All costs relating to the solicitation of proxies will be borne by CONSOL Energy. Georgeson Shareholder has been retained by CONSOL Energy to aid in the solicitation of proxies, at an estimated cost of $4,500 plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, CONSOL Energy will pay brokers and other persons holding shares of stock in their names or in those of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Secrecy in Voting

   As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by CONSOL Energy. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

  CONSOL Energy will provide to any shareholder, without charge and upon the written request of the shareholder, a copy (without exhibits, unless otherwise requested) of CONSOL Energy's Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission for CONSOL Energy's fiscal year ended June 30, 2001. Any such request should be directed to CONSOL Energy Inc., Investor Relations Department, 1800 Washington Road, Pittsburgh, PA 15241. Neither the Annual Report on Form 10-K nor the Annual Report to Shareholders is part of the proxy solicitation materials.

                              GENERAL INFORMATION

                   The Board of Directors and Its Committees

The Board of Directors

   The Board of Directors is currently comprised of eight members. Those members are John L. Whitmire, J. Brett Harvey, Philip W. Baxter, Berthold Bonekamp, Bernd Jobst Breloer, Christoph Koether, Rolf Zimmermann and Patricia
A. Hammick. Ulrich Weber resigned as a director on December 15, 2000. Christoph Koether was elected as a director on February 1, 2001 and Patricia A Hammick was elected as a director on June 11, 2001. The CONSOL Energy Board held three regular meetings during the fiscal year ended June 30, 2001 and acted fourteen times by written consent. Each director attended 100% of the total number of meetings held by the Board during their membership on the Board and held by each of its standing Committees on which each director served in the fiscal year ended June 30, 2001. Each director also participated in each action by written consent by the Board and its standing Committees. The Board has standing Committees which meet periodically. Actions taken by such Committees are reported to the full Board.

Executive Committee

   The Executive Committee is composed of directors of CONSOL Energy. The Executive Committee has all the powers of the Board of Directors to the extent permitted by law and can exercise such powers and can address matters which arise between meetings of the Board of Directors. The Executive Committee recommends to the Board of Directors nominees for election as directors at the Annual Meeting of Shareholders or appointment as directors of the Corporation in the event of any vacancy. The members of the Executive Committee are John L. Whitmire, J. Brett Harvey and Berthold Bonekamp. During the fiscal year ended June 30, 2001, the Executive Committee held three meetings and acted four times by written consent.

Audit Committee

   The Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Corporation and its subsidiaries. The Board of Directors adopted a written charter on April 25, 2000, a copy of which is attached as an appendix to this Proxy Statement. The Audit Committee, which currently consists of three directors, employs independent accountants, subject to shareholder ratification, to audit the financial statements of CONSOL Energy and its subsidiaries and perform other assigned duties. Further, the Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of CONSOL Energy's internal controls. In discharging its responsibilities, the Committee is entitled to rely on the reports, findings and representations of the Corporation's auditors, legal counsel, and responsible officers. The members of the Audit Committee are Philip W. Baxter, John. L. Whitmire and Patricia A. Hammick. CONSOL Energy Common Stock is listed on the New York Stock Exchange and governed by its listing standards. All members of the Audit Committee meet the independence standards of Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Company Manual. The Audit Committee met seven times during the fiscal year ended June 30, 2001.

Compensation Committee

   The Compensation Committee, which currently consists of two directors, is responsible for establishing executive compensation policies consistent with corporate objectives and shareholder interests. Members of the Compensation Committee are John L. Whitmire and Philip W. Baxter. The Committee has responsibility for recommending to the Board of Directors levels of compensation for the President and other executive officers, including salary and variable compensation, stock options and otherwise takes action regarding the adoption or amendment of employee benefit, incentive compensation or similar plans and is responsible for their oversight or administration. No member of the Committee may be an officer or employee of CONSOL Energy or any of its subsidiaries. The Compensation Committee met three times during the fiscal year ended June 30, 2001 and acted three times by written consent.

Compensation of Directors

   Members of the Board of Directors who are employees of CONSOL Energy or any of its subsidiaries are not compensated for service on the Board of Directors or on any of its Committees. Members of the Board, other than Mr. Whitmire, who are not employees of CONSOL Energy or any of its subsidiaries receive an annual Board membership fee of $30,000; an attendance fee of $2,000 for each meeting of the Board of Directors; an attendance fee of $1,000 for each meeting of any Committee of the Board of Directors upon which they serve and, if Chairman of a Committee, an annual fee of $2,000; and, in accordance with the terms of the Corporation's Equity Incentive Plan, an initial stock option grant of 4,000 shares and, thereafter, an annual grant of stock options to acquire 2,000 shares.

Plans for Directors

   Under the terms of the Equity Incentive Plan, any director may defer all or part of the payment of Board and Committee fees in the form of cash or stock units until a specified year, until ceasing to be a CONSOL Energy director or death. Annual stock grants may also be deferred but only as stock units. Interest equivalents accrue on payments deferred in the form of cash and dividend equivalents accrue on payments deferred in the form of stock units.

                       Beneficial Ownership of Securities

Principal Shareholders

   As of August 15, 2001, RWE A.G., through its direct and indirect wholly owned subsidiaries, RWE Rheinbraun AG and Rheinbraun U.S. GmbH beneficially owned an aggregate of 57,997,357 shares of CONSOL Energy's Common Stock, or 73.7% of 78,696,255 shares outstanding at that time.

Section 16(a) Beneficial Ownership Reporting Compliance

   CONSOL Energy's directors and executive officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of CONSOL Energy Inc. Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. During the fiscal year ended June 30, 2001, all such reports due were filed.

   The following table sets forth at August 15, 2001 information with respect to beneficial ownership by (i) beneficial owners of more than five percent of CONSOL Energy's Common Stock known by the Corporation, based upon information filed with the Securities and Exchange Commission, (ii) each director, (iii) each nominee for director, (iv) each executive officer named in the Summary Compensation table set forth below and (v) all directors and executive officers of the Corporation as a group. The shares identified as beneficially owned by RWE A.G. are shares held of record by RWE Rheinbraun AG and Rheinbraun U.S. GmbH, direct and indirect wholly owned subsidiaries of RWE A.G. RWE A.G. is a publicly held company in Germany. The address of the directors and executive officers of CONSOL Energy is c/o CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, PA 15241, and, unless otherwise indicated, the named person has the sole voting or investment powers with respect to shares of CONSOL Energy Common Stock set forth opposite such person's name.

                                                    Amount and Nature of
                                                         Beneficial
Name and Address                                        Ownership/1/     Percent
----------------                                    -------------------- -------
RWE A.G/1/ ........................................      57,997,357       73.7
 Opernplatz
 45128 Essen, Germany
J. Brett Harvey/1/ ................................         105,817          *
Ronald E. Smith/1/ ................................          33,437          *
Ronald J. FlorJancic/1/ ...........................          44,148          *
D. R. Baker/1/ ....................................          45,912          *
Christoph Koether/1/ ..............................               0          *
John L. Whitmire/1/ ...............................          40,443          *
Berthold Bonekamp/1/ ..............................           3,334          *
Bernd Breloer/1/ ..................................           3,334          *
Dr. Rolf Zimmermann/1/ ............................          36,875          *
P. W. Baxter/1/ ...................................           3,334          *
P. A. Hammick/1/ ..................................               0          *
All Directors and Executive Officers as a group....         316,634          *

--------
* Indicates less than one percent (1%) ownership.

/1/Includes shares issuable pursuant to options that were currently exercisable
  (or may become exercisable on or before November 15, 2001) as follows: Mr. Harvey, 43,750; Mr. Smith, 43,750; Mr. FlorJancic, 43,750; Mr. Baker, 43,750;
  Mr. Koether, 0; Mr. Whitmire, 3,696; Mr. Bonekamp, 3,334; Mr. Breloer, 3,334; Dr. Zimmermann, 36,875; Mr. Baxter, 3,334; Ms. Hammick, 0. Does not include shares of Corporation's Common Stock subject to stock options which will become exercisable in increments in future years in the following amounts:
  Mr. Harvey, 150,000; Mr. Smith, 54,250; Mr. FlorJancic, 71,250; Mr. Baker, 71,250; Mr. Koether, 41,500; Mr. Bonekamp, 2,666; Mr. Breloer, 2,666; Dr.
  Zimmermann, 60,625; Mr. Baxter, 2,666; and Ms. Hammick, 4,000.

               PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING

                                 Proposal #1 --
                     NOMINATIONS FOR ELECTION OF DIRECTORS

   The nominees for election as directors are identified as follows. All nominees are now members of the Board of Directors. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate following recommendation by the Executive Committee, or the Board may reduce the number of directors to eliminate the vacancy.

   The following material contains information concerning the nominees, including their recent employment, positions with CONSOL Energy, other directorships, and age as of the date of the 2001 Annual Meeting.

  John L. Whitmire, Chairman of the Board of Directors, CONSOL Energy Inc., age 60, has served as Chairman of the Board of Directors of CONSOL Energy Inc. since March 3, 1999. Prior to his election, Mr. Whitmire was the Chairman of the Board and Chief Executive Officer of Union Texas Petroleum Holdings, Inc., a position that he held from January 1996 until September 1998 when Union Texas Petroleum was acquired by ARCO. Before joining Union Texas Petroleum, Mr. Whitmire served for more than 30 years in various executive capacities with Phillips Petroleum Company, including Executive Vice President--Exploration and Production, and as a Director from January 1994 to January 1996. Mr. Whitmire is a Director of the National Audubon Society, Thermon Industries and Global Marine, Inc. Mr. Whitmire received a Bachelor of Science degree in Mechanical Engineering from New Mexico State University.

  J. Brett Harvey, Director and President and Chief Executive Officer, CONSOL Energy Inc., age 51, has been President and Chief Executive Officer and a Director of CONSOL Energy Inc. since January 1998. Prior to joining CONSOL Energy Inc., Mr. Harvey served as the President and Chief Executive Officer of PacifiCorp Energy Inc., a subsidiary of PacifiCorp from March 1995 until January 1998. Between January 1993 and January 1998 Mr. Harvey was also President and Chief Executive Officer of Interwest Mining Company and Vice President of PacifiCorp Fuels from November 1994 until January 1998. Mr. Harvey is a member of the Board of Directors of the National Mining Association, the National Coal Council, and the Utah Mining Association. He received a bachelor's degree in Mining Engineering from the University of Utah. He is a former Director of the Wasatch Crest Mutual Insurance Company and has served on the Construction Board of the College of Eastern Utah.

  Philip W. Baxter, Director, CONSOL Energy Inc., age 53, was elected to the Board of Directors of CONSOL Energy Inc. on August 1, 1999. Mr. Baxter is a former chief financial officer of the Tulsa-based energy conglomerate Mapco Inc., which merged with The Williams Company in March 1998. Prior to his career at Mapco, he held a number of financial positions with Williams Energy Company, a subsidiary of The Williams Company. Currently, Mr. Baxter volunteers as the executive business administrator of a Tulsa Methodist church and is a Director for BuyItNow.com, an Internet retailer. He is also a Director and the Board's Treasurer for Gilcrese Museum and a Board member of The Nature Conservancy. He received a bachelor's degree in Business Administration from the University of Oklahoma in 1970 where he majored in finance and economics.

  Berthold Bonekamp, Director, CONSOL Energy Inc., age 51, has served on the Board of Directors of CONSOL Energy Inc. since July 1998. He has held a variety of positions in the RWE Rheinbraun Accounting Department and was promoted to Vice President and Division Head--Corporate Development, Organization and Information Processing in 1994. From 1995 to 1998 he served as Chairman of the Executive Board and Chief Executive Officer of RV Rheinbraun Handel und Dienstleistungen GmbH, Cologne, the trading and logistic services branch of the RWE Rheinbraun group. In 1998 he became a member of the Executive Board of RWE Rheinbraun AG, where he serves as Executive Vice President--International Operations. Mr. Bonekamp holds a Mechanical Engineering degree from the Muenster College of Applied Science and holds a master's degree in Business Administration (Diplom-Kaufmann) from Muenster University in Germany.

  Bernd Jobst Breloer, Director, CONSOL Energy Inc., age 58, has served on the Board of Directors of CONSOL Energy Inc. since September 1998. Mr. Breloer has held various executive positions in the RWE A.G. group's nuclear division. From 1988 to 1992 he served as Chairman of the Executive Board and as Chief Executive Officer of Nukem GmbH, the group's nuclear fuel cycle services entity. In 1993, he joined RWE Rheinbraun AG, where he became a member of the Executive Board with responsibility for the Finance and Accounting Division. Mr. Breloer holds a master's degree in Business Administration (Diplom-Kaufmann) from Muenster University in Germany.

  Dr. Rolf Zimmermann, Director, CONSOL Energy Inc., age 57, has been on the Board of Directors of CONSOL Energy Inc. since September 1993 and served as Executive Vice President of CONSOL Energy Inc. from January 1, 1999 through June 30, 2001. In 1973, he served in the Corporate Planning Department of the oil refinery subsidiary of RWE Rheinbraun AG. He became Vice President and head of supply in 1985. He joined RWE Rheinbraun AG in 1989 and was head of the Corporate Structure and Internal Audit Department until 1990. From 1990 to 1991, he was a member of the management board of a consulting firm established to prepare for the privatization of the East German lignite industry. In 1992, he became Senior Vice President of RWE Rheinbraun AG and head of the Business Development, Corporate Structure and Information Processing Division. Mr. Zimmermann received a master's degree (Diplom-Volkswirt) in Economics from Bonn University and holds a doctor's degree (Dr. rer.pol.) in Economics from Cologne University in Germany.

  Christoph Koether, Director, CONSOL Energy Inc., age 43, was elected to the Board of Directors of CONSOL Energy Inc. on February 1, 2001 and was elected to the position of Executive Vice President - Administration of CONSOL Energy Inc. on July 1, 2001. He has held various positions in the Accounting, Finance and Controlling Departments of RWE Rheinbraun AG and was promoted to Vice President and Head of the Finance Department and Treasury in 1996. In July 1998 he was named Vice President and Division Head - Corporate Planning and Controlling and is currently a Board Member and Managing Director in various subsidiary companies of RWE Rheinbraun AG. Mr. Koether holds a master's degree in Business Administration (Diplom-Kaufmann) from Cologne University in Germany.

  Patricia A. Hammick, Director, CONSOL Energy Inc., age 54, has served on the Board of Directors since June 2001. She is currently an independent consultant. Ms. Hammick served as the Senior Vice President, Corporate Strategic Planning and Communications, including investor relations and government affairs, of Columbia Energy Group from 1997 through 2000. From 1983 to 1996, she served as the chief operations officer for the National Gas Supply Association in Washington, D.C., and held a management position with Gulf Oil Exploration and Production Company from 1979 through 1983. Prior to 1979, she worked for the American Petroleum Institute, the Center for Naval Analysis and the Naval Weapons Center. Ms. Hammick holds a doctorate in mathematical statistics from George Washington University, a master's degree in physics from University of California-Riverside, and a bachelor's degree in chemical physics and mathematics from Rice University. She is a member of the National Investors Relations Institute and the Arthur Page Society.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
           "FOR" THE ABOVE NAMED NOMINEES FOR THE BOARD OF DIRECTORS

              EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

Compensation Committee Report

   The Compensation Committee of the Board of Directors is responsible for administering the Equity Incentive Plan and reviewing and making decisions with respect to the compensation of executive officers and key executives of CONSOL Energy and its subsidiaries.

   The following is the Compensation Committee's report to shareholders on the Corporation's executive compensation policies with respect to compensation reported for the fiscal year ended June 30, 2001. In accordance with the rules of the Securities and Exchange Commission, this report shall not be incorporated by reference into any of the Corporation's future filings made under the Securities Exchange Act of 1934 or under the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed under the Securities Act of 1933.

Compensation Committee Report on Executive Compensation

   Key compensation-related responsibilities of the Compensation Committee ("Committee") of the Board of Directors ("Board"):

  . Oversees CONSOL Energy's employee benefit and compensation plans, policies and practices;

  . Recommends to the Board or takes other action regarding the adoption or amendment of employee benefit compensation plans;

  . Conducts regular, comprehensive reviews of the Corporation's executive compensation program; and

  . Establishes the annual compensation of the Corporation's executive officers.

   For the fiscal year ended June 30, 2001, the Committee's activity focused on the key elements of the total direct compensation program for executive officers, the continuation of the Long Term Incentive Performance Unit Plan, the continuation of a Short-Term Incentive Plan design including eligibility, minimum thresholds, target objectives, target results, target payout groups, respective percentage targets, the payout formula and the adoption of earnings per share, share price and operating cash flow as performance measurements for the next fiscal year, and the authorization of additional grants of stock options.

How the Committee functions:

  . The Committee uses compensation data for a peer group of selected mining and energy companies which compete in markets served by the Corporation ("Peer Group"). The Peer Group is used by the Committee as a primary basis for performance and compensation comparison purposes when making key compensation-related decisions.

  .  The Committee has been assisted by:

    .  An independent compensation consultant retained by the Corporation;
       and

    .  The Corporation's internal support staff.

The Corporation's executive compensation program is designed to:

  . Attract, motivate and retain executive officers who can make significant contributions to the Corporation's long-term success;

  .  Align the interests of executive officers with those of shareholders;
     and

  . Place a portion of an executive officer's total compensation at risk by tying it to the Corporation's financial performance.

   The three primary components of the Corporation's executive compensation programs are: base salary, annual incentive awards and long-term incentive awards:

Base Salary

  . Base salaries are generally targeted at the middle of the competitive marketplace.

  . The "market rate" for an executive position is determined through an assessment by the Corporation's human resources personnel. This assessment considers relevant industry salary practices, the position's complexity and level of responsibility, its importance to the Corporation in relation to other executive positions and the competitiveness of an executive's total compensation.

  . Subject to the Committee's approval, the level of an executive officer's base pay is determined on the basis of:

    .  Relevant comparative compensation data; and

    . The Chief Executive Officer's assessment of the executive's performance, experience, demonstrated leadership, job knowledge and management skills.

Annual incentive awards

  . For the fiscal year ended June 30, 2001, annual incentive awards were made to the President and Chief Executive Officer and the other four executive officers included in the compensation tables under the Short-Term Incentive Compensation Plan (the "Short-Term Plan") and reflected in the bonus payment on the Summary Compensation Table. Other eligible executive officers also were paid under the same annual incentive award plan.

  . These cash awards are intended to provide a linkage among executive performance, annual performance measures and long-term shareholder value.

How annual incentive awards are calculated under the Short-Term Incentive Compensation Plan:

   The Short-Term Plan is designed to give the Committee the flexibility to make annual incentive awards that are comparable to those found in the marketplace in which the Corporation competes for executive talent. The Short-Term Plan permits the payment of annual incentive awards that are intended to qualify as deductible, performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended "Code").

  . The identity of the executive officers eligible to participate in the Short-Term Plan is confirmed;

  . The size of the compensation pool for the year, based upon financial information supplied by the Corporation's officers, is computed and certified; and

  . The amount of the authorized incentive award to be paid to each participant in the Short-Term Plan is certified, based on:

    . the maximum percentage of the compensation pool assigned to a participant; and

    . an assessment of an individual executive's performance and that of the Corporation or specified business units against certain criteria, and a subjective evaluation of performance based on certain criteria.

Long-term incentive awards

  . The Long-Term Incentive Unit Compensation Plan is intended to focus the efforts of executive officers on performance that will increase the equity value of the Corporation for its shareholders.

How the compensation granted under the Long-Term Plan is determined:

  . Awards under the Plan are based on achievement of performance targets tied to operating earnings and cash flow;

  . Awards have a three-year term and are payable, if performance is attained, in the year following completion of the three-year term;

  . The target for the first year is the Corporation's earnings objective for that year and the targets for the second and third year are based on objectives established in the Corporation's long-term business plan adopted before the three-year period; and

  . If actual results for the three-year period average less than 80% of the targets, then participants are not entitled to long-term incentive payments. Achievement of the target entitles participants to receive the base amount ($100 per unit awarded). Participants may receive up to 150% of the base award, if actual results are as much as 150% of the targeted results.

Chief Executive Officer compensation

  . With input from the Committee's independent compensation consultant, the Committee decides matters affecting Mr. Harvey's compensation.

  .  The Committee considered:

    . The Corporation's financial performance and Peer Group compensation data; and

    . Mr. Harvey's leadership, decision-making skills, experience, knowledge, communication with the Board and strategic recommendations, as well as the Corporation's positioning for future performance.

    . The Committee did not place any particular relative weight on one of these factors over another, but the Corporation's financial performance is generally given the most weight.

  . The Committee's decisions regarding Mr. Harvey's compensation are reported to and discussed with the Board.

  . For fiscal year ended June 30, 2001, the Committee's decisions regarding Mr. Harvey's compensation included the following:

    . In February 2001, the Committee decided that Mr. Harvey's 2001 base salary would be increased to $546,450, effective as of March 1, 2001.

  . In deciding upon the size of Mr. Harvey's incentive award payment under the Short-Term Plan, the Committee considered the following, in addition to the Corporation's operating cash flow and operating earnings achievements:

    . CONSOL Energy implemented a number of strategic initiatives designed to improve the risk and return characteristics of its businesses.

    .  The Committee recognized the Corporation's Common Stock performance,

    . Before arriving at its final decision regarding the amount of Mr. Harvey's annual incentive award, the Committee confirmed with its independent compensation consultant that the Corporation's compensation program is consistent with market place practices linking pay for performance.

Conclusion:

  . Based upon its review of the Corporation's executive compensation program, the Committee has concluded that the program's basic structure is appropriate, competitive and effective to serve the purposes for which it was established.

                                          MEMBERS OF THE COMMITTEE:

                                          John L. Whitmire, Chairman
                                          Philip W. Baxter

Executive Compensation

   The following table discloses the compensation for Mr. Harvey and the other four most highly compensated executive officers of CONSOL Energy or its subsidiaries at fiscal year ended June 30, 2001 whose annual salary plus other forms of compensation exceeded $100,000. The information provided for 1999 represents the period from January 1, 1999 through June 30, 1999. At June 30, 1999, CONSOL Energy converted to a fiscal year ending June 30, 2000.

                           SUMMARY COMPENSATION TABLE

                                 Annual Compensation                  Long Term Compensation
                          --------------------------------- -------------------------------------------
                                                                   Awards                Payouts
                                                            --------------------- ---------------------
                                                            Restricted     #
                                                              Stock    Securities
                                               Other Annual   Award     Options/    LTIP    All Other
Principal Position        Year Salary   Bonus  Compensation    (#)        SARs    Payments Compensation
------------------        ---- ------- ------- ------------ ---------- ---------- -------- ------------
J. Brett Harvey.........  2001 485,752 410,000    60,979        --      120,000   400,000     10,200/1/
President and             2000 427,800 200,000        --        --           --   347,100      9,900
Chief Executive           1999 207,000 500,097        --        --      120,000        --      4,800
Officer                   1998 390,000 149,050   132,125        --           --        --     26,800

Ronald J. FlorJancic....  2001 246,150 155,000    73,156        --       55,000   200,000     10,200/1/
Executive Vice            2000 235,720  88,900        --        --           --   316,997      9,900
President                 1999 114,875 355,000        --        --       60,000   280,000      4,800
                          1998 207,900 195,000        --        --           --   186,150      9,600

Ronald E. Smith.........  2001 244,800 180,000        --        --       43,000   140,000     10,200/1/
Executive Vice            2000 230,470  56,400        --        --           --   161,980      9,900
President                 1999 108,600 145,000        --        --       44,000   196,000      4,800
                          1998 211,150 132,000        --        --           --   161,330      9,600

Rolf Zimmermann.........  2001 224,425 176,500        --        --       47,500        --         --
Executive Vice            2000 228,784  62,400        --        --           --        --         --
President                 1999 110,000 125,000        --        --       50,000        --         --
                          1998      --      --        --        --           --        --         --

Dan R. Baker............  2001 287,805 220,000    60,893        --       55,000   260,160     10,200/1/
Executive Vice President  2000 186,680      --    74,588        --       60,000        --      5,900

--------
/1/Represents matching contributions to CONSOL Energy's 401(K) Plan.

Long-Term Incentive Plan

   Certain officers of CONSOL Energy and its subsidiaries participate in a Long-Term Incentive Plan (LTIP) which is administered by the Vice President-- Organizational Development & Human Resources of CONSOL Energy Inc. The Board of Directors may adjust award targets to reflect certain extraordinary events, including strategic restructuring and new investments for capital expansion. The Board of Directors has the discretion to terminate, suspend, withdraw or modify the LTIP in whole or in part.

   Awards under the LTIP are based on CONSOL Energy's results of operations. Performance targets are tied to operating earnings and cash flow measures. Awards are granted in units, each of which has a nominal value of $100. The awards have a three-year term and are payable in the year after the term ends. The target for the first year is the profit objective of CONSOL Energy for that year. The targets for years two and three are based upon targets stated in CONSOL Energy's long-term business plan in place prior to the beginning of the award cycle. Awards may vary from 0% to 150% of the nominal value of the unit depending upon the targeted results of operations for CONSOL Energy. For example, if the results of operations average 100% of the target for the relevant period, each unit would have a value of $100. If the results of operations average less than 80% of the target for the relevant period, each unit would have a value of $0. If the results of operations average 150% or more of the target for the relevant period, each unit would have a value of $150. A recipient may elect to receive payment when an award is earned or may defer the payment of such award. Deferred awards accrue compounded interest at an annual rate equal to Moody's AAA 10-year municipal bond rate.

   The following table provides certain information with respect to awards granted to Mr. Harvey and the other four most highly compensated executive officers during the fiscal year ended June 30, 2001.

                         Long-Term Incentive Plan Table
                     (July 1, 1999  -  June 30, 2002 Cycle)

                                                      Estimated future payouts
                                                                under
                                                     non-stock price-based plans
                                                     ---------------------------
                            Number of  Period Until  Threshold  Target  Maximum
Name                          Units   Payout (Years)     $        $        $
----                        --------- -------------- --------- -------- --------
J. Brett Harvey............   4000        7/2002     8.30/unit 100/unit 150/unit
Ronald J. FlorJancic.......   1850        7/2002     8.30/unit 100/unit 150/unit
Ronald E. Smith............   1700        7/2002     8.30/unit 100/unit 150/unit
Rolf Zimmermann............   1550        7/2002     8.30/unit 100/unit 150/unit
Dan R. Baker...............   2100        7/2002     8.30/unit 100/unit 150/unit

Stock Option Grants

   The Board of Directors of CONSOL Energy granted to certain employees nonqualified stock options to acquire an aggregate of 667,000 shares of common stock at an exercise price equal to $18.8125, the closing price on the date of the grant. These nonqualified stock options become exercisable in increments beginning in October 2001. The following table sets forth the individual grants of stock options made to the five most highly compensated executive officers of CONSOL Energy or its subsidiaries during the fiscal year ended June 30, 2001. There were no stock appreciation rights granted during the fiscal year ended June 30, 2001.

                     Option/SAR Grants in Last Fiscal Year

                                      % of Total
                                       Options/
                          Number of      SARs
                          Securities  Granted to
                          Underlying  Employees  Exercise or
                         Options/SARs In Fiscal  Base Price  Expiration
Name                       Granted       Year      ($/Sh)       Date     5% (%)    10% (%)
----                     ------------ ---------- ----------- ---------- --------- ---------
J. Brett Harvey.........   120,000       17.9      18.8125      2010    1,419,600 3,597,600
Ronald J. FlorJancic....    55,000        8.2      18.8125      2010      650,650 1,648,900
Ronald E. Smith.........    43,000        6.4      18.8125      2010      508,690 1,289,140
Rolf Zimmermann.........    47,500        7.1      18.8125      2010      561,925 1,424,050
Dan R. Baker............    55,000        8.2      18.8125      2010      650,650 1,648,900

   The stock options granted to these executive officers will terminate ten years after the date on which they were granted. The stock options will vest 25% per year, beginning one year after the grant date. The vesting of the options will accelerate upon a change of control of CONSOL Energy. The stock options will terminate upon the occurrence of the following events:

  . immediately, if the employee is terminated for cause or his employment has been terminated for any other reason and he breaches a covenant not to compete with CONSOL Energy;

  . within three months if the employee is terminated without cause (except for reduction in force) or does so voluntarily; or

  .  within three years upon the death of the option holder.

   The following table sets forth the number of aggregated stock options which became exercisable or which were unexercisable for the five most highly compensated executive officers of CONSOL Energy or its subsidiaries at June 30, 2001. There were no stock appreciation rights which were or became exercisable during the fiscal year ended June 30, 2001.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                  Number of
                                                  Securities       Value of
                                                  Underlying      Unexercised
                                                 Unexercised     in-the-Money
                                                 Options/SARs   Options/SARs at
                                                at Fiscal Year  Fiscal Year-End
                                                     End              ($)
                                                -------------- -----------------
                             Shares     Value        (#)
                           Acquired on Realized  Exercisable/    Exercisable/
Name                        Exercise     ($)    Unexercisable  Unexercisable/1/
----                       ----------- -------- -------------- -----------------
J. Brett Harvey...........      --         --   60,000/180,000 558,000/1,336,500
Ronald J. FlorJancic......      --         --    30,000/85,000   279,000/635,813
Ronald E. Smith...........      --         --    22,000/65,000   204,600/483,563
Rolf Zimmermann...........      --         --    25,000/72,500   232,500/540,656
Dan R. Baker..............   15,000    260,160       0/100,000         0/975,000

--------
/1/Calculated on the basis of the closing sale price of $25.30 per share on June 29, 2001 less the exercise price.

Retirement Benefits

   Pension benefits for salaried employees under the CONSOL Energy Inc. Retirement Plan are based on an employee's years of service and average monthly pay during the employee's three highest-paid years. "Average monthly pay" for this purpose includes regular compensation and 100% of annual variable compensation payments, but excludes other bonuses and compensation in excess of limits imposed by the Internal Revenue Code. The Internal Revenue Code limits the amount of annual benefits which may be payable from the pension trust. Retirement benefits provided under the pension plan in excess of these limitations are paid from the Corporation's general revenues under separate, nonfunded pension restoration plans.

                               Pension Plan Table

                                         Years of Service
                     -----------------------------------------------------------------------------
Remuneration            15                     20                     25                     30
------------         --------               --------               --------               --------
$ 90,000             $ 21,600               $ 28,800               $ 35,500               $ 36,700
$145,000             $ 34,800               $ 46,400               $ 57,200               $ 58,900
$200,000             $ 48,000               $ 64,000               $ 79,000               $ 81,100
$255,000             $ 61,200               $ 81,500               $100,700               $103,300
$310,000             $ 74,400               $ 99,100               $122,400               $125,500
$365,000             $ 87,600               $116,700               $144,100               $147,700
$420,000             $100,800               $134,300               $165,800               $169,900
$530,000             $127,200               $169,500               $209,200               $214,300
$640,000             $153,600               $204,600               $252,600               $258,600
$750,000             $180,000               $239,800               $296,100               $303,000

   The foregoing table illustrates the straight life annuity amounts payable under the Pension and Retirement Plan and pension restoration plans to CONSOL Energy employees retiring at age 65 in 2001. Amounts shown above are subject to deduction for Social Security payments. The current years of service credited for retirement benefits for the named officers are as follows:

     J. B. Harvey............ 15            R. J. FlorJancic........ 26
     R. Zimmermann...........  2            D. R. Baker............. 16
     R. E. Smith............. 26


Employment Agreements

   Employment Agreement With Mr. Harvey. J. Brett Harvey entered into an employment agreement with CONSOL Energy Inc. on December 11, 1997. Under the terms of this contract, Mr. Harvey assumed his current position as the President and Chief Executive Officer on January 1, 1998. The employment agreement provides for a term through December 31, 2003. The term of the agreement is to be extended for an additional year, or through December 31, 2004, if Mr. Harvey remains employed by the Corporation on December 31 of the year 2001. The term of the agreement can be extended for one year in a similar manner in succeeding years e.g. if employed on December 31, 2002, the term is extended through December 31, 2005 but in no case is the term of the employment agreement to be extended beyond December 31, 2007, and it may be terminated earlier. Mr. Harvey's employment will terminate:

  . if he becomes disabled and would be eligible to receive disability benefits under CONSOL Energy Inc.'s employee retirement plan;

  .  if either party terminates the agreement; or

  . for cause as determined by the Board of Directors of CONSOL Energy at any time.

   If the agreement is terminated other than by CONSOL Energy for cause or if Mr. Harvey resigns, Mr. Harvey will receive severance payments in an amount equal to any incentive compensation received in the preceding 12 months and his then current base salary. These amounts would be paid to Mr. Harvey until the end of the term of the employment agreement. In the event of termination for cause, Mr. Harvey's compensation and benefits terminate at the end of the month in which the notice of termination is given.

   Mr. Harvey received a yearly base salary of $455,400 until his base salary was increased to $546,450 effective March 1, 2001. He is entitled to participate in all incentive compensation programs for senior management of CONSOL Energy Inc., including short-term and long-term incentive pay programs. He also is eligible for all employee benefit plans and policies applicable to CONSOL Energy Inc. employees. For employee retirement plans purposes, Mr. Harvey will receive 11 years of additional service credit representing his years of employment at PacifiCorp, deducting from any such benefits amounts payable to him pursuant to any retirement or similar plans of PacifiCorp.

   Mr. Harvey's employment agreement contains certain confidentiality and non-competition obligations. Mr. Harvey must keep CONSOL Energy's non-public information confidential during the term of the employment agreement and for a period of 12 months after his termination. Mr. Harvey has agreed not to compete with the business of CONSOL Energy for so long as he receives severance benefits under the terms of the employment agreement.

   Agreement with John L. Whitmire. CONSOL Energy Inc. entered into an agreement with Mr. Whitmire on February 22, 1999 pursuant to which he was engaged as the non-executive Chairman of the Board of CONSOL Energy Inc., subject to election by the Corporation's shareholders. Under the terms of the agreement, Mr. Whitmire receives cash compensation of $100,000, shares of common stock having a fair market value of $225,000 and stock options having a fair market value of $25,000 each year. Initially, Mr. Whitmire was elected to serve as the Chairman of the Board by the shareholders of CONSOL Energy Inc. on March 3, 1999.

   Related Party Transactions. CONSOL Energy Inc. and RWE Rheinbraun AG entered into an agreement to investigate possible investments in which they may jointly participate. Under this agreement, expenses are to be shared equally. For the twelve months ended June 30, 2001, CONSOL Energy Inc. expensed $626,000 related to this agreement. To date, no investments have been acquired pursuant to this agreement.

   CONSOL Energy sells coal to RWE Rheinbraun AG, and its subsidiaries on a basis reflecting the market value of the product. For the year ended June 30, 2001, such sales amounted to $9,288,000.

   Also, a subsidiary of RWE Rheinbraun AG periodically provides insurance brokerage coverage services to CONSOL Energy Inc. without fee. For the twelve months ended June 30, 2001, CONSOL Energy Inc. has expensed $419,000 of insurance expense and deferred $104,000 as prepaid expenses brokered through this subsidiary of RWE Rheinbraun AG.

                            STOCK PERFORMANCE GRAPH

   The following performance graph compares the cumulative total shareholders' return on CONSOL Energy Common Stock to the cumulative total return of the New York Stock Exchange Composite Index and the S&P 400 (Midcap) Index. CONSOL Energy chose to use the S&P 400 (Midcap) Index as a basis for comparison rather than a published industry or line-of-business index because there are few companies in CONSOL Energy's peer group. The graph assumes the value of the investment in the CONSOL Energy Common Stock and each index was $100 at April 30, 1999 and that all dividends were reinvested through fiscal year ended June 30, 2001.

                                                 4/30/99 6/30/99 6/30/00 6/30/01
                                                 ------- ------- ------- -------
CONSOL Energy Inc............................... 100.00   75.00  104.16  205.28
NYSE Comp. Index................................ 100.00  102.47  103.34  101.52
S&P 400 (MIDCAP) Index.......................... 100.00  105.81  123.75  134.75

                         CUMULATIVE TOTAL RETURN AMONG
      CONSOL Energy Inc., NYSE Composite Index, and S&P 400 (Midcap) Index

[CHART]

                    Assumes $100 Invested on April 30, 1999
                         Assumes Dividend Reinvestment
                        Fiscal Year Ending June 30, 2001

                        ACCOUNTANTS AND AUDIT COMMITTEE

Independent Public Accountants

   The independent certified public accountant selected by the Corporation for its fiscal year ended June 30, 2001, the six-month period ending December 31, 2001, and its fiscal year ending December 31, 2002 is Ernst & Young LLP.

Audit Fees

   The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of CONSOL Energy's annual financial statements for the fiscal year ended June 30, 2001 and for the reviews of the financial statements included in CONSOL Energy's Quarterly Reports on Form 10-Q for that fiscal year were $404,690.

Financial Information Systems Design and Implementation Fees

   There were no fees billed by Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 30, 2001.

All Other Fees

   The aggregate fees billed by Ernst & Young LLP for services rendered to CONSOL Energy for the fiscal year ended June 30, 2001, other than for services described above under "Audit Fees", were $459,174.

Audit Committee Report

   The Audit Committee has reviewed and discussed with management of CONSOL Energy and Ernst & Young LLP, the independent auditing firm of the Corporation, the audited financial statements of CONSOL Energy as of June 30, 2001 including each of the two years in the period ended June 30, 2001, the six-month period ended June 30, 1999 and the twelve-month period ended December 31, 1998 (the "Audited Financial Statements"). In addition, we have discussed with Ernst & Young LLP the matters required by Codification of Statements on Auditing Standards No. 61 (Communication with Audit Committees).

   The Audit Committee also has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees) and the Committee has discussed with that firm its independence from the Corporation. The Committee also discussed with management of the Corporation and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

   The Audit Committee has considered whether the provision of the non-audit services by Ernst & Young LLP described in this Proxy Statement is compatible with maintaining the independence of Ernst & Young LLP.

   Management is responsible for the Corporation's internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of CONSOL Energy's financial statement in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the Audited Financial Statements, and relying thereon, the Committee has recommended to the Board of Directors the inclusion of the Audited Financial Statements in the Corporation's Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission.

                                          MEMBERS OF THE COMMITTEE:

                                          Philip W. Baxter, Chairman
                                          John L. Whitmire
                                          Patricia A. Hammick

(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CONSOL Energy under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates the Report by Reference therein.)

                                 PROPOSAL #2 --
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

   Article III, Section 5 of the Corporation's Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to shareholder ratification at each Annual Meeting, independent accountants to audit the books of account, accounting procedures and financial statements of CONSOL Energy and its subsidiaries for the year and to perform such other duties as prescribed from time to time by the Audit Committee.

   Subject to ratification by the shareholders at the Annual Meeting, the Audit Committee has appointed Ernst & Young LLP to serve as the independent certified public accountants for CONSOL Energy for the six-month period ending December 2001 and for the fiscal year ending December 31, 2002. Ernst & Young LLP has served as independent accountants for CONSOL Energy since 1992. It is believed that their knowledge of CONSOL Energy's business gained through this service is most valuable. Partners and employees of the firm who work on CONSOL Energy's account are periodically changed, thus giving CONSOL Energy the benefit of new thinking and approaches in the audit area.

   During 2001, Ernst & Young LLP audited CONSOL Energy's annual consolidated financial statements and those of its subsidiaries, reviewed financial information in filings with the Securities and Exchange Commission and other regulatory agencies, audited employee benefit plans and provided various other services.

   The affirmative vote of the majority of the votes cast by the holders of CONSOL Energy Common Stock on this proposal shall constitute ratification of the appointment of Ernst & Young LLP. If the shareholders by the affirmative vote of a majority of the CONSOL Energy Common Stock represented at the Annual Meeting do not ratify the appointment of Ernst & Young LLP, the selection of independent certified public accountants will be reconsidered by the Audit Committee.

   Representatives of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE SIX MONTH PERIOD ENDING DECEMBER 31, 2001 AND FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                             SHAREHOLDER PROPOSALS

Nominations for Director

   At each Annual Meeting the Board of Directors will submit to the shareholders its nominations for election of directors. In making such recommendations, the Executive Committee will consider nominations submitted by shareholders. We currently anticipate that the next Annual Meeting of Shareholders at which directors will be elected will be held after the close of the fiscal year ending December 31, 2002. Nominations for that meeting must be made by shareholders of record and received by the Secretary of CONSOL Energy by no later than December 1, 2002. Nominations must be accompanied by a statement of the nominee indicating willingness to serve if elected and disclosing principal occupations or employments held over the past five years.

Other Shareholder Proposals

   In addition, the Bylaws require that the selection of independent accountants by the Audit Committee of the Board of Directors be submitted for shareholder ratification at each Annual Meeting. Other proposals may be submitted by the Board of Directors or shareholders for inclusion in the proxy statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the next Annual Meeting Proxy

Statement must be received by the Secretary of CONSOL Energy no later than December 1, 2002. Any such proposal should be addressed to the Secretary, CONSOL Energy Inc., 1800 Washington Road, Pittsburgh, PA 15241.

                                 OTHER MATTERS

   The Board of Directors knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote your shares according to their best judgment.

                                          By Order of the Board of Directors
                                           of CONSOL Energy Inc.

                                          /s/ D. L. Fassio
                                          D. L. Fassio
                                          Secretary

                            AUDIT COMMITTEE CHARTER

Purpose

   The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Conduct active and informed oversight of the Company's financial reporting process and system of internal control.

  . Conduct active and informed oversight of the independence and performance of the Company's independent auditor and the internal audit function.

  . Provide a forum for communication among the Board of Directors, management, the independent auditor, and the internal audit function.

   In discharging its oversight role, the Audit Committee is empowered to investigate any matter it deems appropriate. It has full and direct access to the Company's employees, books, records, and facilities, as well as to the Company's independent auditor. The Audit Committee has the power to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary to the performance of its duties.

Organization

   Audit Committee members are required to meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors (as determined by the Board of Directors), each of whom shall be a nonexecutive director free from any relationship that would interfere with the exercise of his or her independent judgment. All Audit Committee members are required to be financially literate and at least one member shall have accounting or related financial management expertise. To effectively perform his or her role, each audit committee member is required to obtain an understanding of the responsibilities of Committee membership and knowledge of the Company's business, operations, and risks.

Responsibilities and Processes

   The Audit Committee shall engender a high degree of integrity in the financial reporting process by taking the appropriate actions to set the overall "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The charge of the Audit Committee recognizes that:

  . Management is responsible for preparing the Company's financial statements,

  . The independent auditor is responsible for auditing those financial statements, and

  . The internal audit function is responsible for evaluating the effectiveness of the Company's system of internal controls.

   The following shall be the main recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  Review Procedures

  . The Committee shall review with management and the independent auditor the financial statements to be included in the Company's Annual Report on Form 10-K to the Securities and Exchange

     Commission (SEC), including auditor's judgment about the quality (not just acceptability) of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

  . The Committee shall review the interim financial statements with management and the independent auditor prior to the filing of the Company's Quarterly Report on Form 10-Q to the SEC. In addition, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. The chairperson of the Committee may represent the entire Committee for the purposes of this review.

  . In consultation with management, the independent auditor, and the internal audit function, the Committee shall review the integrity of the Company's financial reporting processes and controls, including the Company's system to monitor and manage business risk, and the degree of compliance with the Company's Code of Business Conduct. In addition, the Committee shall meet separately with the independent auditor and the internal audit function, with and without management present, to discuss the results of their examinations together with management's responses to these examinations.

  Independent Auditor

  . The Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable to the Board of Directors and the Audit Committee (as representatives of the Company's shareholders). The Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. Annually, the Committee shall review and recommend to the Board of Directors the selection of the Company's independent auditor, subject to shareholders' approval.

  . On an annual basis, the Committee shall review and discuss with the independent auditor all significant relationships which the independent auditor has with the Company and which have been delineated in writing to the Committee, any other relationships or services that may impact the objectivity and independence of the independent auditor, and shall recommend to the Board of Directors appropriate actions in response to this review in order to satisfy the Board of Directors of the auditor's independence.

  . On an annual basis, the Committee shall review the independent auditor's audit plan, including a discussion on the audit scope, the engagement staffing, the locations to be visited, and the reliance to be placed on management and the internal audit function.

  . The Committee shall approve the fees and other significant compensation to be paid to the independent auditor.

  Internal Audit Function and Legal Compliance

  . At lease annually, the Committee shall review the organization, work plans, staffing, qualifications, and budget of the internal audit function.

  . The Committee shall approve the appointment of the Manager--Internal Audit. In addition, the Committee shall be responsible for reviewing and concurring with the reassignment or dismissal of the Manager--Internal Audit.

  . The Committee shall review all reports concerning significant fraud or regulatory non-compliance. This review shall include consideration of the internal controls that may be strengthened to reduce the risk of similar events in the future.

  . At least annually, the Committee shall review with the Vice President and General Counsel any legal matters that may have a significant impact on the Company's financial statements. In addition, the Committee will annually review with the Vice President and General Counsel the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

  . Annually the Committee shall submit a report to the shareholders in accordance with the requirements of the SEC.

  . The Committee shall perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

   This charter governs the operation of the Audit Committee. The Committee shall review and reassess the adequacy of this charter at least annually and have this reassessment approved by the Board of Directors.

     Please mark your
[X]  vote as in this
     example.

The proxies will vote the shares represented by this proxy as specified by you, but if no specification is made, the proxies will vote the shares for the election of directors and for approval of all proposals.

-------------------------------------------------------------------------------
        The Board of Directors Recommends a vote FOR proposals 1 and 2.
-------------------------------------------------------------------------------
                FOR   WITHHELD                            FOR  AGAINST  ABSTAIN
                [ ]     [ ]                               [ ]    [ ]      [ ]
1. Election of                   2. Participation of
   Directors,                       Independent Accountants
   (see reverse)                    Ernst & Young LLP

FOR except vote withheld from the following nominee(s).

--------------------------------------------------------

--------------------------------------------------------------------------------

SIGNATURE(S)_________________________________DATE _________     Change of
NOTE:  Please sign exactly as name appears hereon. Joint        Address/Comments
       owners should each sign. When signing as attorney,       on Reverse Side
       executors, administrator, trustee or guardian, please give full title as such.

                         /\  FOLD AND DETACH HERE  /\


                        ANNUAL MEETING OF SHAREHOLDERS

                                      OF

                               CONSOL ENERGY(TM)

                               OCTOBER 25, 2001

P R O X Y

                              CONSOL ENERGY INC.

                        Annual Meeting October 25, 2001

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints J. B. Harvey and D. L. Fassio, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of CONSOL Energy Inc. on October 25, 2001 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

Nominees for Election Directors                   COMMENTS OR CHANGE OF ADDRESS

John L. Whitmire, J. Brett Harvey,                _____________________________
Philip W. Baxter, Berthold Bonekamp,              _____________________________
Bernd Jobst Breloer, Patricia A. Hammick,         _____________________________
Christoph Koether, Dr. Rolf Zimmerman             _____________________________
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side of this card)

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                         /\  DETACH PROXY CARD HERE /\